Exhibit 99.1

Kinnate Biopharma Inc. Reports Full Year 2020 Financial Results

Completed recent IPO, raising $276MM in gross proceeds to fund kinase inhibitors for genomically defined cancers

Progress towards IND filing for KIN-2787, our RAF inhibitor candidate, in the first half of 2021 and initiating a Phase 1 clinical trial later in the year remains on track

Selected KIN-3248 as our lead FGFR inhibitor candidate; anticipate IND filing in the first half of 2022

SAN FRANCISCO and SAN DIEGO, Calif. – March 29, 2021 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a biopharmaceutical company focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers, today announced financial results for the full year ended December 31, 2020.

“Since completing our IPO last year, we entered 2021 well-funded to advance the development of our lead targeted therapy RAF and FGFR programs towards the clinic,” said Nima Farzan, Chief Executive Officer of Kinnate Biopharma. “We are pleased to be on track with our stated goals of filing an investigational new drug application for KIN-2787, our RAF inhibitor candidate, in the first half of 2021 and initiating a Phase 1 clinical trial later in the year.  Additionally, our FGFR inhibitor KIN-3248 candidate is progressing towards an IND filing and Phase I clinical trial in the first half of 2022. We believe our Kinnate drug discovery engine has the ability to identify product candidates with the potential to overcome the limitations of current targeted oncology therapeutics."

Recent Business Highlights and Corporate Update:
•
In December 2020, completed a successful initial public offering, raising $276.0 million in aggregate gross proceeds (before deducting underwriting discounts and commissions and estimated offering expenses) and listed on The Nasdaq Global Select Market.

•
Remain on track for an Investigational New Drug (IND) filing for KIN-2787 in the first half of 2021 following encouraging pre-IND feedback from the U.S. Food and Drug Administration (FDA). KIN-2787, our most advanced product candidate, is a RAF inhibitor we are developing for the treatment of patients with lung cancer, melanoma and other solid tumors. Unlike currently available treatments that target only Class I BRAF kinase mutations, we have designed KIN-2787 to target Class II and Class III BRAF mutations, where it would be a first-line targeted therapy, in addition to covering Class I BRAF mutations.

•
In our KIN003 program we have selected KIN-3248 as our lead FGFR inhibitor candidate for the treatment of patients with intrahepatic cholangiocarcinoma and urothelial carcinoma. Our FGFR candidates are designed to address clinically observed genomic alterations in FGFR2 and FGFR3 that drive resistance to current therapies. We anticipate filing an IND for KIN-3248 with the FDA in the first half of 2022.

•
Our RAF and FGFR candidates have demonstrated proof of concept in preclinical models and, subject to our planned IND submissions taking effect, we anticipate initiating a Phase 1 clinical trial for KIN-2787 in 2021 and an additional Phase 1 clinical trial for KIN-3248 in the first half of 2022.

•
Continued to advance a number of other small molecule research programs, including a CDK12 inhibitor in our KIN004 program to target the treatment of ovarian carcinoma, triple-negative breast cancer and metastatic castration-resistant prostate cancer.

•	Expanded organization with 31 full-time employees at December 31, 2020, of which 24 were engaged in research and development activities.

Full-Year 2020 Financial Results
•	Full year net loss for 2020 was $35.8 million, compared to $12.0 million in 2019.
•	Full year research and development expenses for 2020 were $29.2 million, compared to $9.0 million in 2019.
•	Full year general and administrative expenses for 2020 increased to $6.8 million, compared to $3.1 million in 2019.
•	As of December 31, 2020, the total of cash and cash equivalents and short-term investments was $396.9 million.

About Kinnate Biopharma Inc.
Kinnate is focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Kinnate’s mission is to expand the reach of targeted therapeutics by developing products for underserved populations. Kinnate utilizes its deep expertise in structure-based drug discovery, translational research, and patient-driven precision medicine, which it refers to as the Kinnate Discovery Engine, to develop targeted therapies. Based in San Francisco and San Diego, California, the Kinnate team is composed of drug discovery experts supported by a distinguished group of scientific advisors. For more information, please visit www.kinnate.com.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements, include, without limitation, statements regarding the potential benefits of our drug discovery activities, the expected timing for our regulatory filings and initiation of clinical trials, the potential benefits and treatment indications of our product candidates, and the adequacy of our current financial resources. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends.  Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to operating as a preclinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical trial results; negative impacts of the COVID-19 pandemic on our business, including planned clinical trials and ongoing and planned preclinical trials; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our preclinical studies and any future clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks.

These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that we have filed with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC.  New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Contacts:

Investors:
Patti Bank
Westwicke, an ICR Company
415-513-1284
investors@kinnate.com

Media:
Colin Sanford
colin@bioscribe.com

Kinnate Biopharma Inc.
Balance Sheets
(in thousands, except share and par value amounts)

	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$365,462	$76,453
Short-term investments	31,398	-
Related party receivables, net (See Note 9)	-	973
Prepaid expenses and other current assets	3,343	25
Total current assets	400,203	77,451
Property and equipment, net	368	154
Total assets	$400,571	$77,605

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,940	$956
Accrued expenses	3,364	989
Total current liabilities	7,304	1,945
Commitments and contingencies (See Note 11)
Convertible preferred stock:
Series A convertible preferred stock, $0.0001 par value; 0 and 7,762,733 shares authorized at December 31, 2020 and 2019, respectively; 0 and 7,762,727 shares issued and outstanding at December 31, 2020 and 2019, respectively; aggregate liquidation preference of $0 and $19,167 at December 31, 2020 and 2019, respectively	-	18,942
Series B convertible preferred stock, $0.0001 par value; 0 and 9,705,185 share authorized at December 31, 2020 and 2019, respectively; 0 and 9,705,182 shares issued and outstanding at December 31, 2020 and 2019, respectively; aggregate liquidation preference of $0 and $74,500 at December 31, 2020 and 2019, respectively	-	74,204
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 200,000,000 and 0 shares authorized at December 31, 2020 and 2019, respectively; 0 shares outstanding at December 31, 2020 and 2019, respectively	-	-
Common stock, $0.0001 par value; 1,000,000,000 and 26,914,696 shares authorized at December 31, 2020 and 2019, respectively; 43,477,439 and 3,665,020 shares issued and outstanding at December 31, 2020 and 2019, respectively	4	-
Additional paid-in capital	446,601	82
Accumulated other comprehensive loss	(9)	-
Accumulated deficit	(53,329)	(17,568)
Total stockholders’ equity (deficit)	393,267	(17,486)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$400,571	$77,605

Kinnate Biopharma Inc.
Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019

Operating expenses:
Research and development (includes related party amounts of $0 and $2,301, respectively)	$29,237	$8,955
General and administrative (includes related party amounts of $92 and $2,609, respectively)	6,764	3,057
Total operating expenses	36,001	12,012
Loss from operations	(36,001)	(12,012)
Other income:
Interest income	245	43
Other (expense) income, net	(5)	-
Total other income	240	43
Net loss	(35,761)	(11,969)
Gain on extinguishment of Series A convertible preferred stock	-	2,031
Net loss attributable to common stockholders	$(35,761)	$(9,938)
Unrealized loss on short-term investments	(9)	-
Comprehensive loss	$(35,770)	$(9,938)
Weighted-average shares outstanding, basic and diluted	6,767,591	3,659,456
Net loss attributable to common stockholders per share, basic and diluted	$(5.28)	$(2.72)